UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2022

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HANCOCK WHITNEY CORPORATION
(Exact Name of Registrant as Specified in Charter) ________________
Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Hancock Whitney Plaza 2510 14th Street Gulfport, Mississippi (Address of Principal Executive Offices)	39501 (Zip Code)
Registrant’s telephone number, including area code: (228) 868-4000
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class COMMON STOCK, $3.33 PAR VALUE 6.25% SUBORDINATED NOTES	Trading Symbol HWC HWCPZ	Name of Exchange on Which Registered The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2022, Robert W. Roseberry advised the Company’s Corporate Secretary that he would not seek re-election to the Board of Directors (the “Board”) of Hancock Whitney Corporation at the next annual shareholders’ meeting. Mr. Roseberry’s decision is for personal reasons and is not a result of any disagreement with the Company. In announcing his decision, Mr. Roseberry stated, “After 50 years in banking, I have decided that the time has come to step aside. It has been an honor to serve with my fellow board members and with Hancock Whitney management and I know the Company will thrive in their capable hands.” On January 27, 2022, the Board voted to eliminate the seat for which Mr. Roseberry would otherwise be nominated for election at the 2022 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

January 27, 2022	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer